                                                                     EXHIBIT 2.1

                                                                         FORM OF
                                                                         -------


                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 5,
1995, between Carrington Laboratories, Inc., a Texas corporation (the "Company"), and the persons whose names are set forth on Annex I hereto (such
                                                         -------
persons being referred to herein individually as a "Buyer" and collectively as "Buyers").

     WHEREAS, the Company desires to sell to Buyers, and Buyers desire to purchase from the Company, shares of Common Stock, par value $.01 per share, of the Company ("Common Stock");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyers hereby agree as follows:


                                   ARTICLE I

                            TERMS OF THE TRANSACTION

     1.1  Agreement to Sell and to Purchase Shares.  At the Closing (as
          ----------------------------------------
hereinafter defined), and on the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to each Buyer, and each Buyer shall purchase and accept from the Company, the number of shares of Common Stock set forth opposite the name of such Buyer on Annex I hereto (collectively,
                                                   -------
the "Shares").

     1.2  Purchase Price and Payment.  The purchase price for the Shares
          --------------------------
shall be $10.00 per Share (the "Purchase Price"). The total Purchase Price payable by each Buyer for the Shares to be purchased by it is set forth opposite the name of such Buyer on Annex I. Such total Purchase Price shall be paid by
                          -------
each Buyer to the Company at the Closing either (a) in immediately available funds by confirmed wire transfer to a bank account designated by the Company or
(b) in the form of a certified or bank cashier's check payable to the order of the Company.


                                   ARTICLE II

                            CLOSING AND CLOSING DATE

     The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, A Professional Corporation, 1700 Pacific Avenue, Suite 3300, Dallas, Texas, at 9:00 a.m., local time, on April 5, 1995, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each Buyer that:

     3.1  Corporate Organization.  The Company is a corporation duly
          ----------------------
organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     3.2  Qualification.  The Company is duly qualified or licensed to do
          -------------
business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company.

     3.3  Capitalization of the Company.
          -----------------------------

     (a) The authorized capital stock of the Company consists of (i)
30,000,000 shares of Common Stock, of which, as of March 15, 1995, 7,362,727 shares are outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $100 per share, of which, as of March 15, 1995, 11,840 shares designated as Series C Cumulative Convertible Preferred Stock are outstanding. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. As of March 15, 1995, (i) an aggregate of 979,945 shares of Common Stock are issuable upon the exercise of outstanding options granted under the Company's 1985 Stock Option Plan, (ii) an aggregate of 1,500,000 shares of Common Stock are reserved for issuance under the Company's 1995 Stock Option Plan, subject to approval of such plan by the shareholders of the Company at the 1995 annual meeting of shareholders scheduled to be held on April 27, 1995 (the "1995 Annual Meeting of Shareholders"), (iii) an aggregate of 250,000 shares of Common Stock are reserved for issuance under the Company's 1995 Management Compensation Plan, subject to approval of such plan by the shareholders of the Company at the 1995 Annual Meeting of Shareholders, (iv) an aggregate of 236,000 shares of Common Stock are reserved for issuance and issuable upon the exercise of outstanding warrants issued by the Company, (v) an aggregate of 156,201 shares of Common Stock are reserved for issuance and issuable upon conversion of
(A) outstanding shares of the Company's Series C Cumulative Convertible Preferred Stock and (B) shares of such series of preferred stock issuable as dividends on such series, and (vi) an aggregate of 300,000 shares of a series of the Company's Preferred Stock designated as Series D Preferred Stock are reserved for issuance upon the exercise of certain preferred share purchase rights associated with the Common Stock, which rights become exercisable by the holders thereof upon the occurrence of certain events, including the acquisition of, or the announcement of the intention to acquire, more than 20% of the outstanding Common Stock by any person or group. Each share of Series D

Preferred Stock would have 100 votes, voting together with the Common Stock, and other rights superior to those of the Common Stock. The Company has the right, at its option, to exchange each such preferred share purchase right for one share of Common Stock or one one-hundredth of a share of Series D Preferred Stock under certain circumstances.

     b) Except as set forth above in this Section 3.3 and as contemplated by this Agreement, as of March 15, 1995, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company.

     3.4  Authority Relative to This Agreement.  The Company has full
          ------------------------------------
corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     3.5  Noncontravention.  The execution, delivery, and performance by
          ----------------
the Company of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Restated Articles of Incorporation or Bylaws of the Company, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any lien or encumbrance upon the properties of the Company, or (iv) assuming compliance with the matters referred to in Section 3.6, violate any Applicable Law (as hereinafter defined) binding upon the Company, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, liens, or encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

     3.6  Governmental Approvals.  No consent, approval, order, or
          ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity (as hereinafter defined) is required to be obtained or made by the Company in connection with the execution, delivery, or performance by the Company of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable requirements of the Securities Act (as hereinafter defined); (ii) compliance with any applicable requirements of the Exchange Act (as hereinafter defined); (iii) compliance with any applicable state securities laws; and (iv) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby. The representations and warranties of the Company contained in this
Section 3.6, insofar as such representations and warranties pertain to compliance by the Company with the requirements of the Securities Act and applicable state securities laws, are based on the representations and warranties of Buyers contained in Sections 4.5, 4.6, 4.7, 4.8, and 4.9.

     3.7  Authorization of Issuance.  The Shares have been duly authorized
          -------------------------
for issuance and, when issued and delivered by the Company in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. The issuance of the Shares is not subject to any preemptive or similar rights.

     3.8  Private Offering Memorandum; SEC Filings.
          ----------------------------------------

     (a) None of the information contained in the Company's Confidential
Private Offering Memorandum dated March 24, 1995 relating to the private offering of the Shares (the "Private Offering Memorandum"), as of such date or as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     (b) The Company has delivered to each Buyer accurate and complete copies of (i) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1994, (ii) the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1994, and (iii) the Company's Proxy Statement dated March 22, 1995, relating to the 1995 Annual Meeting of Shareholders, in each case in the form filed by the Company with the Securities and Exchange Commission (collectively, the "SEC Filings"). None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, as of the date of filing thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

     3.9  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
disclosed in the Private Offering Memorandum and the SEC Filings, (a) as of November 30, 1994, the Company had no liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise) material to the Company, and (b) since November 30, 1994, the Company has not incurred any such material liabilities or obligations, other than those incurred in the ordinary course of business.

     3.10  Absence of Certain Changes.  Except as disclosed in the Private
           --------------------------
Offering Memorandum and the SEC Filings, since November 30, 1994, there has not been any material adverse change in the business, assets, results of operations, or financial condition of the Company.

     3.11  Scope of Representations and Warranties.  Except as set forth in
           ---------------------------------------
this Agreement, the Company makes no representations or warranties to Buyers and hereby disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to any Buyer (including but not limited to any opinion, information, projection, or advice that may have been provided to Buyers by any officer, director, employee, agent, consultant or representative of the Company).


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each Buyer severally (and not jointly) represents and warrants to the Company that:

     4.1  Organization.  If Buyer is a corporation, such Buyer is duly
          ------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. If Buyer is a partnership, such Buyer is duly formed and validly existing as a partnership under the laws of the jurisdiction of its formation. If Buyer is a Trust, such Buyer has been duly established by a trust agreement and is validly existing as a trust under the laws of the jurisdiction of its formation.

     4.2  Authority Relative to This Agreement.  Buyer has full power and
          ------------------------------------
authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. If Buyer is a corporation, partnership or trust, the execution, delivery, and performance by Buyer of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or trust action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     4.3  Noncontravention.  The execution, delivery, and performance by
          ----------------
Buyer of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) if Buyer is a corporation, partnership or trust, conflict with or result in a violation of any provision of the charter, bylaws, or similar organizational documents of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (iii) result in the creation or imposition of any lien or encumbrance upon the properties of Buyer, or (iv) violate any Applicable Law binding upon Buyer, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, liens, or encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

     4.4  Governmental Approvals.  No consent, approval, order, or
          ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement or the consummation by it of the transactions contemplated hereby.

     4.5  Investment Intent.  Buyer is acquiring the Shares to be purchased
          -----------------
by it for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering such Shares, or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring such Shares, Buyer is not offering or selling, and will not offer or sell, for the Company in connection with any distribution thereof, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

     4.6  Disclosure of Information.  Buyer acknowledges that it or its
          -------------------------
representatives have been furnished with substantially the same kind of information regarding the Company and its business, assets, results of operations, and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Shares. Buyer further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Shares.

     4.7  Investment Experience.  Buyer acknowledges that it is able to
          ---------------------
fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a prospective investment in the Shares. [Buyer represents that it is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).]* If Buyer is a corporation[,] [or]* partnership [or trust]*, Buyer further represents that it has not been organized for the purpose of acquiring the Shares.

     4.8  Restricted Securities.  Buyer understands that, upon the issuance
          ---------------------
thereof, the Shares purchased by it will not have been registered pursuant to the Securities Act or any applicable state securities laws, that such securities will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations such securities cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Buyer represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

     4.9 Legend. It is agreed and understood by Buyer that the certificates
         ------
representing the Shares to be purchased by it shall each conspicuously set forth on the face or back thereof, in addition to any other legends required by agreement or Applicable Law, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE FIRST SO REGISTERED OR UNLESS COUNSEL FOR THE CORPORATION OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION SHALL HAVE RENDERED AN OPINION REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Public Announcements.  Neither Buyers nor any of their respective
          --------------------
affiliates shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company.

- --------------
     * Contained in certain of the Agreements signed by investors.

     5.2  Stock Exchange Listing.  The Company shall use its reasonable best
          ----------------------
efforts to list, subject to official notice of issuance, the Shares on the NASDAQ National Market System.

     5.3  Registration Rights.
          -------------------

     (a) Registration of Shares.  Subject to the occurrence of the Closing and
         ----------------------
the terms and provisions of this Agreement, the Company shall use its reasonable best efforts to register the Shares with the Securities and Exchange Commission (the "Commission") under the Securities Act to the extent requisite to permit the sale or other disposition thereof by Buyers.

     (b) Registration Procedures.  The reasonable best efforts of the Company
         -----------------------
under Section 5.3(a) shall mean that the Company will, subject to the terms and provisions of this Section 5.3, use its reasonable best efforts to:

          (A) prepare and file with the Commission within 90 days following the Closing a registration statement (the "Registration Statement") covering the Shares and cause the Registration Statement to become effective and to remain effective for so long as may reasonably be necessary to complete the sale or other disposition of the Shares, provided that the Company shall not in any event be required to use its reasonable best efforts to maintain the effectiveness of the Registration Statement for a period in excess of 120 days;

          (B) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act, with respect to the sale or other disposition of the Shares whenever Buyers shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 5.3;

          (C) furnish to each Buyer such numbers of copies of the Registration Statement, the prospectus contained therein (including each preliminary prospectus), and each amendment and supplement to the Registration Statement and such prospectus, in conformity with the requirements of the Securities Act, as such Buyer may reasonably request in order to facilitate the sale or other disposition of the Shares;

          (D) register or qualify the Shares for sale under the securities or blue sky laws of such states as Buyers may reasonably request (except to the extent exemptions from such registration or qualification are available), and do any and all other acts and things that may reasonably be necessary under such securities or blue sky laws to enable Buyers to consummate the sale or other disposition of the Shares in such states, provided that the Company shall not in any event be required to register or qualify the Shares for sale under the securities or blue sky laws of more than a total of eight states, and provided further, that the Company shall not in any event be required to keep any such registration or qualification in effect after the expiration of the period during which the Company maintains the effectiveness of the Registration Statement and shall not for any such purpose be required to qualify to do business as a foreign corporation in any state wherein it is not so qualified or to subject itself to taxation in any such state; and

          (E) before filing the Registration Statement, any prospectus to be used in connection with the offering to be conducted pursuant to the Registration Statement, or any amendments or supplements to the Registration Statement or such prospectus with the Commission, furnish counsel to each Buyer with copies of all such documents proposed to be filed.

     (c) Required Information.  The Company shall not be required to use its
         --------------------
reasonable best efforts to register, or maintain the effectiveness of any registration of, Shares of a Buyer under the Securities Act or the securities or blue sky laws of any states unless and until such Buyer furnishes to the Company such information regarding such Buyer and its Shares and the intended method of disposition of such Shares as the Company may reasonably request in order to satisfy the requirements applicable to such registration.

     (d) Limitations on Registration.  The rights of Buyers pursuant to this
         ---------------------------
Section 5.3 shall be subject to the following limitations:

          (A) If at any time or from time to time during the effectiveness of the Registration Statement, the Company is engaged in or proposes to engage in a registered public offering of securities of the Company or any other transaction or activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by offers or sales of the Shares pursuant to the Registration Statement to the detriment of the Company, then Buyers shall, upon the written request of the Company, cease making offers and sales of the Shares pursuant to the Registration Statement (including sales pursuant to Rule 144 under the Securities Act) for the period of time specified by the Company, which period shall not (i) in the case of a registered public offering, exceed the period beginning ten days prior to the effective date of the registration statement relating to such offering and ending 120 days after such effective date, and (ii) in the case of any other transaction or activity, exceed the period beginning ten days prior to, and ending 120 days after, the date of commencement of such other activity or date of consummation of such other transaction. Buyers agree to enter into such further agreements with the Company or any underwriter of securities of the Company deemed necessary by the Company or any such underwriter to carry out the purposes of this paragraph (A). The period of time that the Company is obligated to maintain the effectiveness of the Registration Statement hereunder shall be tolled during the period Buyers must cease making offers and sales of the Shares pursuant to the Company's request under this paragraph (A).

          (B) The obligations of the Company pursuant to Sections 5.3(a) and (b) shall cease (i) as to Shares sold or otherwise disposed of pursuant to the Registration Statement or Section 4(1) of the Securities Act, or sold or otherwise disposed of in any manner to a person which, by virtue of this
     Section 5.3, is not entitled to the rights provided by this Section 5.3, and (ii) as to Shares eligible for sale pursuant to

     Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar rule that may hereafter be adopted.

          (C) In no event shall the Company be obligated to effect more than one registration of Shares under the Securities Act.

          (D) The rights and obligations of Buyers under this Section 5.3 may not be assigned or transferred to any person without the prior written consent of the Company.

     (e) Expenses of Registration.  In connection with any registration of the
         ------------------------
Shares pursuant to the provisions of this Section 5.3, each Buyer shall pay any brokerage and underwriting discounts and commissions payable in respect of the Shares sold on such Buyer's behalf, all fees and expenses of any attorneys and accountants employed by such Buyer, and any other costs directly incurred by such Buyer, and the Company shall pay or cause to be paid and shall indemnify and hold harmless Buyers from and against any and all other costs and expenses incurred in connection with such registration and related blue sky registrations and qualifications.

     (f) Indemnification.  In connection with any registration of the Shares
         ---------------
pursuant to the provisions of this Section 5.3, the Company shall, to the extent permitted by Applicable Law, indemnify and hold harmless Buyers to the extent that companies generally indemnify and hold harmless underwriters in connection with public offerings under the Securities Act, and each Buyer shall indemnify and hold harmless the Company, each director and officer of the Company, and each person who controls the Company within the meaning of the Securities Act to the extent that selling shareholders generally indemnify and hold harmless issuers of securities in connection with public offerings under the Securities Act with respect to the information provided by such Buyer for use by the Company in the preparation of the Registration Statement.

     (g) Inclusion of Other Securities.  Buyers acknowledge that the
         -----------------------------
Registration Statement, and any prospectus used in connection with the offering conducted pursuant thereto, may cover, in addition to the Shares, other shares of Common Stock or other securities of the Company to be sold by the Company or other persons.

     5.4  Fees and Expenses.  Except as otherwise expressly provided in this
          -----------------
Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.

     5.5  Indemnification of Brokerage.  Each of the parties hereto agrees to
          ----------------------------
indemnify and hold harmless each other party from and against any claim or demand for a commission or other compensation by any financial advisor, broker, agent, finder, or similar intermediary claiming to have been employed by or on behalf of such indemnifying party and to bear the cost of legal fees and expenses incurred in defending against any such claim or demand.

                                 ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     6.1  Representations and Warranties True.  All the representations and
               -----------------------------------
warranties of Buyers contained in this Agreement shall be true and correct on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     6.2  Covenants and Agreements Performed.  Buyers shall have performed and
               ----------------------------------
complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     6.3  Stock Exchange Listing.  The Shares shall have been approved for
               ----------------------
listing, subject to official notice of issuance, by the NASDAQ National Market System.

     6.4 Legal Proceedings. No Proceeding (as hereinafter defined) shall, on the
         -----------------
Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.5 Other Documents. The Company shall have received such certificates,
         ---------------
instruments, and documents as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

     6.6 Approval of Counsel to the Company. All legal matters in connection
         ----------------------------------
with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Thompson & Knight, A Professional Corporation, legal counsel to the Company.


                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF BUYERS

     The obligations of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     7.1  Representations and Warranties True.  All the representations and
          -----------------------------------
warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

     7.2 Covenants and Agreements Performed. The Company shall have performed
         ----------------------------------
and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     7.3  Stock Exchange Listing.  The Shares shall have been approved for
          ----------------------
listing, subject to official notice of issuance, by the NASDAQ National Market System.

     7.4  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
          -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.5 Other Documents. Each Buyer shall have received a stock certificate or
         ---------------
certificates in definitive form representing the Shares purchased by it, registered in the name of such Buyer and duly executed by the Company.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

     8.1 Termination. This Agreement may be terminated and the transactions
         -----------
contemplated hereby abandoned at any time prior to the Closing in the following manner:

          (a) by mutual written consent of the Company and Buyers; or

          (b) by the Company, if, on the Closing Date, any of the conditions set forth in Article VI shall not have been satisfied and shall not have been waived by the Company; or

          (c) by Buyers, if, on the Closing Date, any of the conditions set forth in Article VII shall not have been satisfied and shall not have been waived by Buyers.

     8.2  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to Section 8.1 by the Company, on the one hand, or Buyers, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 5.1, 5.4, and

5.5 and Article IX shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

     8.3  Amendment.  This Agreement may not be amended except by an instrument
          ---------
in writing signed by or on behalf of all the parties hereto.

     8.4  Waiver.  No failure or delay by a party hereto in exercising any
          ------
right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.


                                   ARTICLE IX

                          SURVIVAL OF REPRESENTATIONS;
                                INDEMNIFICATION

     9.1  Survival.  The representations and warranties of the parties hereto
          --------
contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party.

     9.2  Indemnification by Company.  The Company shall indemnify, defend, and
          --------------------------
hold harmless Buyers from and against any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Buyers, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

     9.3  Indemnification by Buyers.  Each Buyer severally (but not jointly)
          -------------------------
shall indemnify, defend, and hold harmless the Company from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by such Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

     9.4  Procedure for Indemnification.  Promptly after receipt by an
          -----------------------------
indemnified party under Section 9.2 or 9.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. The indemnifying party shall have no liability with respect to any compromise or settlement of any action effected without its written consent (which shall not be unreasonably withheld).


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Notices.  All notices, requests, demands, and other communications
          -------
required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth opposite their names on the signature page hereof (in the case of the Company) and on Annex I hereto (in the case of Buyers) (or at such other addresses as
       -------
shall be specified by the parties by like notice).

     10.2 Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.3 Binding Effect; Assignment; No Third Party Benefit.  This Agreement
          --------------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto. Except as provided in Section 5.3, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     10.4 Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     10.5 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     10.6 Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.


                                   ARTICLE XI

                                  DEFINITIONS

     As used in this Agreement, each of the following terms has the meaning given it in this Article:

          "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

          "Proceedings" means all proceedings, actions, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

          "Securities Act" means the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                              CARRINGTON LABORATORIES, INC.
Address:

2001 Walnut Hill Lane
Irving, Texas  75038        By:  _______________________________________________



                            BUYER:


                            ____________________________________________________

                                    ANNEX I
                                    -------

                                                                        Purchase
                         Shareholder                            Shares   Price
                         -----------                            ------  --------

Mr. J.P. Cullen                                                 40,000  $400,000
c/o George K. Steil, Sr.
1 E. Milwaukee Street
Janesville, Wisconsin  53545

Mr. Michael D. Fitzgerald                                       10,000   100,000
9313 N. 96th Place
Scottsdale, Arizona  85258

James F. Fitzgerald, Sr. Trustee of the James F. Fitzgerald     50,000   500,000
  Charitable Remainder Trust
P.O. Box 348
Janesville, Wisconsin  53547

James F. Fitzgerald, Sr. or Marilyn C. Fitzgerald,              20,000   200,000
  Trustees of Fitzgerald Trust UA 3/08/94
P.O. Box 348
Janesville, Wisconsin  53547

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Brian Nicholas Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the         10,000   100,000
Carolyn J. Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Christopher James DeWitz Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Conner W. Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the         10,000   100,000
Ellen P. Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

                                                                        Purchase
                         Shareholder                            Shares   Price
                         -----------                            ------  --------

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Jaimie Ty Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
James F. Fitzgerald Trust III
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Michael Ryan Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Parker Henry Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Shannon Fitzgerald Trust
100 W. Milwaukee Street
Janesville, Wisconsin  5354

Bank One Wisconsin Trust Company NA, as Trustee for the          5,000    50,000
Sarah K. O'Loughlin Trust
100 W. Milwaukee Street
Janesville, Wisconsin  53545

Melissa A. O'Loughlin                                            5,000    50,000
c/o Nedrebo's
5237 Verona Road
Madison, Wisconsin  53704

Mr. John T. Oxley                                               50,000   500,000
Williams Center Tower
Suite 1305
One West Third Street
Tulsa, Oklahoma  7410

Mr. John L. Strauss                                             15,000   150,000
4009 Gillon Avenue
Dallas, Texas  75205

                                                                        Purchase
                         Shareholder                            Shares   Price
                         -----------                            ------  --------
JCC Ltd.                                                        20,000   200,000
c/o Samuel H. Kaminsky,
    President
Medallion Partners
3200 Cherry Creek South Drive
Suite 570
Denver, Colorado  80209

Carlton E. and Mary Ann DuPuy Turner                             5,000    50,000
1508 Nelson Drive
Irving, Texas  75038

Richard N. Mercurio, Trustee                                     5,000    50,000
Meredith Ann Marquez Trust
5526 Deloache
Dallas, Texas  75220

Marquez Family Trust                                             5,000    50,000
Thomas J. Marquez, Trustee, and Richard N. Mercurio, Trustee
5526 Deloache
Dallas, Texas  75220

Mr. George K. Steil, Sr.                                        10,000   100,000
1 E. Milwaukee Street
Janesville, Wisconsin  53545